UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2012

LVB ACQUISITION, INC.

BIOMET, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware Indiana	000-54505 001-15601	26-0499682 35-1418342
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

56 East Bell Drive

Warsaw, Indiana 46582

(Address of Principal Executive Offices, Including Zip Code)

(574) 267-6639

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 1, 2012, LVB Acquisition, Inc. and its wholly-owned subsidiary Biomet, Inc. (collectively, the “Company”) appointed J. Pat Richardson Vice President and Corporate Controller and designated Mr. Richardson as the Company’s principal accounting officer. Mr. Richardson, age 52, has been Vice President – Finance, World Wide Orthopedics Group since July 2011 and has previously held the positions of Vice President – Finance, Financial Planning & Analysis from June 2007 to July 2011 and Vice President – Interim Chief Financial Officer and Treasurer from March 2007 to June 2007. Mr. Richardson has 18 years of financial officer/controller experience and seven years of public accounting and auditing experience. Prior to joining Biomet in March 2007, Mr. Richardson served in financial leadership positions within various Johnson & Johnson business units (Cordis: Vice President, Finance – Cardiology from August 2006 to March 2007 and Group Controller – Cardiology from April 2004 to August 2006; DePuy Orthopaedics: Vice President, Finance – Orthopaedics from June 1997 to April 2004) and held various positions at Ball-Foster Glass Container Co. and was an audit manager at Price Waterhouse.

Mr. Richardson’s annual salary will be $289,750 and he will participate in Biomet, Inc.’s annual bonus plan, with a target bonus of 60% of base salary and payout dependent upon achievement of a combination of individual and Company performance objectives.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Date: October 1, 2012

LVB ACQUISITION, INC.

/s/ Daniel P. Florin
By:	Daniel P. Florin
Its:	Senior Vice President and Chief Financial Officer

BIOMET, INC.

/s/ Daniel P. Florin
By:	Daniel P. Florin
Its:	Senior Vice President and Chief Financial Officer